EMPLOYMENT AGREEMENT

         This EMPLOYMENT AGREEMENT (this "Agreement") is made by and between TOWNE SERVICES, INC., a Georgia corporation (the "Company"), and RANDALL S. VOSLER, an individual resident of Georgia (the "Employee"), as of the 9th day of February, 2001 (the "Effective Date").

         The Company desires to employ the Employee as its Senior Vice President/Chief Financial Officer. The Employee is willing to serve the Company on the terms and condition, herein provided.

         In consideration of the foregoing, the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree that on the Effective Date:

         1. The Company shall employ the Employee, and the Employee shall serve the Company, as Senior Vice President/CFO upon the terms and conditions set forth herein. The Employee shall have such authority and responsibilities consistent with his position and which may be set forth in the Company's bylaws or assigned by the President/COO (the "President") from time to time. The Employee shall devote his full business time, attention, skill and efforts to the performance of his duties hereunder, except during periods of illness or periods of vacation and leaves of absence consistent with Company policy. The Employee may devote reasonable periods of time to serve as a director or advisor to other organizations, to perform charitable and other community activities, and to manage his personal investments; provided, however, that such activities do not materially interfere with the performance of his duties hereunder and are not in conflict or competitive with, or adverse to, the interests of the Company.

         2. Term. Unless earlier terminated as provided herein, the Employee's employment under this Agreement shall be for a term (the "Term") of one (1) year. Beginning on the first anniversary of the Effective Date and on each anniversary of the Effective Date, the Term shall, without further action by Employee or the Company, be extended by an additional one (1) year period; provided, however, that either party may, by notice to the other given not less than 30 days prior to the expiration of the then current Term, cause the Term to cease to extend automatically. Upon such notice, Employee's employment shall terminate upon the expiration or the then-current Term, including any prior extensions.

         3. Compensation and Benefits.


                  a. The Company shall pay the Employee a salary at a rate of not less than $132,000 per annum in accordance with the salary payment practices of the Company. The President shall review the Employee's salary at least annually and may increase the Employee's base salary if lie determines in his sole discretion that an increase is appropriate.

                  b. The Employee shall be eligible to participate in a management incentive program. The bonus will he based on an MBO format and paid at the discretion of the Chairman/CEO.

                  c. The Employee shall participate in the Company's stock option plan and be eligible for the grant of stock options, restricted stock and other awards (hereunder. These options will be granted to you (based on Board approval) at the market price as of the grant date.

                  d. The Employee shall participate in all retirement, welfare, deferred compensation, life and health insurance, and other benefit plans or programs of the Company now or hereafter applicable to the Employee or applicable generally to employees of the Company or to a class of employees that includes senior vice presidents of the Company; provided, however, that during any period during the Term that the Employee is subject to a Disability, and during (the 180-day period of physical or mental infirmity leading up to the Employee's Disability, the amount of the Employee's compensation provided under this Section 3 shall be reduced by the sum of the amounts, if any, paid to the Employee for the same period under any disability benefit or pension plan of the Company or any of its subsidiaries.

                  e. The Company shall provide to the Employee an automobile of a make and model appropriate to the level or a car allowance of $500.00 per month.

                  f. The Company shall reimburse the Employee for travel, seminar, and other expenses related to the Employee's duties which are incurred and accounted for in accordance with the historic practices of the Company.

                  g. The Employee shall receive three (3) weeks paid vacation each year. Unused vacation may not he carried over to subsequent years.

         4. Termination.


                  a. The Employee's employment under this Agreement may he terminated prior to the end of the Term only as follows:

                  (i) upon the death of the Employee;

                  (ii) by the Company due to the Disability of the Employee upon delivery of a Notice of Termination to the Employee;

                  (iii) by the Company for Cause upon delivery of' a Notice of
              Termination to the Employee;

                  (iv) by either party for any reason upon 30 days notice to the other party.

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


                  b. If the Employee's employment with the Company shall be terminated during the Term (i) by reason of the Employee's death, or (ii) by the Company for Disability or Cause, the Company shall pay to the Employee (or in the case of his death, the Employee's estate) within fifteen days after the Termination Date a lump sum cash payment equal to the Accrued Compensation.

                  c. If the Employee's employment with the Company shall be terminated by the Company other than for Disability or Cause. Employee shall receive severance payments equal to three (3) months salary (minus applicable withholdings), paid in accordance with the normal payroll schedule of the Company.

                  d. If the Employee's employment is terminated by Employee or by the Company for any reason within 30 days of a Change in Control, Employee shall receive severance payments equal to six (6) months salary (minus applicable withholdings), paid in accordance with the normal payroll schedule of the Company.

                  e. The severance pay and benefits provided for in this Section 4 shall be in lieu of any other severance or termination pay to which the Employee may be entitled under any Company severance or termination plan, program, practice or arrangement. The Employee's entitlement to any other compensation or benefits shall be determined in accordance with the Company's employee benefit plans and other applicable programs, policies and practices then in effect.

         5. Trade Secrets. The Employee shall not, at any time, either during the Term of his employment or after the Termination Date, use or disclose any Trade Secrets of the Company, as defined by applicable statutes, except in fulfillment of his duties as the Employee during his employment, for so long as the pertinent information or data remain Trade Secrets, whether or not the Trade Secrets are in written or tangible form.

         6. Protection of Other Confidential Information. Employee recognizes the interest of the Company in maintaining the confidential nature of its proprietary and other business and commercial information. In connection therewith, Employee covenants that during the term or Employee's employment with Company under this Agreement, and for a period of two (2) years thereafter, Employee will not, directly or indirectly, except as necessary to perform Employee's duties for the Company, publish, disclose or use any Confidential Information of the Company. "Confidential Information" shall mean any internal, non-public information (other than Trade Secrets already addressed above) concerning the Company's financial position and results of operations (including revenues, assets, net income, etc.); pricing structure, annual and long-range business plans; product or service plans; marketing plans and methods; training, educational and administrative manuals; customer and supplier information and purchase histories; and employee lists. The provisions of Sections 5 and 6 shall be sufficient to protect Trade Secrets and Confidential Information of third parties provided to the Company under an obligation of secrecy.

         7. Return of Materials. Employee shall surrender to the Company, promptly upon its request and in any event upon termination of Employee's employment with the Company, all media, documents, notebooks, computer programs, handbooks, data files, models, samples, price lists, drawings, customer lists, prospect data, or other material of any nature whatsoever (in tangible or electronic form) in Employee's possession or control, including all copies thereof, relating to the Company, its business, or its customers. Upon the request of the Company, Employee shall certify in writing compliance with the foregoing requirement.

         8. Non-Solicitation of Customers. During the term of this Agreement and for a period of two (2) years after termination of Employee's employment with the Company for any reason, Employee shall not directly or indirectly, through one or more intermediaries or otherwise, solicit or attempt to solicit any Customers to induce or encourage them to acquire or obtain from any individual or entity other than (he Company, any product or service competitive with or substitute for any Company Product. For purposes of this Section, a "Customer" refers to any person or group of persons with whom Employee had direct material contact with regard to the selling, delivery or support of Company Products, including servicing such person's or group's account, during the period of twelve (12) months preceding termination of Employee's employment; and "Company Products" refers to the products and services that the Company offered or sold within six (6) months of the date of termination of Employee's employment.

         9. Non-Solicitation of Employees. During the term of this Agreement and for a period of two (2) years after termination of employment with the Company for any reason, Employee shall not, alone or in concert with others, solicit or induce any other Company employee to leave the employ of the Company or recruit or attempt to recruit such person to accept employment with another business. Provided, however, that this restriction shall only apply to Company employees with whom Employee had direct material contact during the period of twelve (12) months preceding the termination of Employee's employment.

         10. Successors; Binding Agreement.


                  a. This Agreement shall be binding upon and shall inure to the benefit of the Company, its Successors; and Assigns and the Company shall require any Successors and Assigns to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place.

                  b. Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by (he Employee, his beneficiaries or legal representatives, except by will or by the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Employee's legal personal representative.

         11. Notice. For the purposes of this Agreement, notices and all other communications provided for in the Agreement (including the Notice of Termination) shall be in writing and shall be deemed to have been duly given when personally delivered or sent by



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

certified mail, return receipt requested, postage prepaid, addressed to the respective addresses last given by each party to the other; provided, however, that all notices to the Company shall be delivered or sent directed to the attention of the Board with a copy to the Secretary of the Company. All notices and communications shall be deemed to have been received on the date of delivery thereof.

         12. Modification and Waiver. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Employee and the Company. No waiver by any party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

         13. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Georgia without giving effect to the conflict of laws principles thereof.

         14. Arbitration. Any controversy or claim against either party arising from, out of or relating to this Agreement, the breach thereof (other than controversies or claims arising from, out of or relating to the provisions in Sections 5, 6, 7, 8, and 9 above, which may be litigated in a court of competent jurisdiction), or the employment or termination thereof of Employee by the Company which would give rise to a claim under federal, state or local law (including but not limited to claims based in tort or contract, claims for discrimination under state or federal law, and/or claims for violation of any federal, state or local law, statute or regulation) ("Claims") shall be submitted to an impartial mediator ("Mediator") selected jointly by the parties. Both parties shall attend a mediation conference and attempt to resolve any and all Claims. If they are not able to resolve all Claims, any unresolved Claims, including ally dispute as to whether a matter constitutes a Claim which must be submitted to arbitration, shall be determined by final and binding arbitration in Georgia in accordance with the Model Employment, Dispute Resolution Rules ("Rules") of the American Arbitration Association, by an experienced employment arbitrator licensed to practice law in the State of Georgia in accordance with the Rules. The arbitrator shall be selected by alternate striking from a list of six arbitrators, half of which shall be supplied by the Company and half by Employee. The party not initiating the arbitration shall strike first. The process shall be repeated twice until an arbitrator is selected. If an arbitrator is still not selected, the Mediator shall provide a list of three names which will be alternately struck, with the party initiating the arbitration Striking first, until a selection is made.

A demand for arbitration shall be made within a reasonable time after the Claim has arisen. In no event shall the demand for arbitration be made after the date when institution of legal and/or equitable proceedings based on such Claim would be barred by (lie applicable statute of limitations. Each party to the arbitration will be entitled to be represented by counsel and will have the opportunity to Lake one deposition of an opposing party or witness before the arbitration hearing. By mutual agreement of the parties, additional depositions may be taken. The arbitrator shall have (he authority to hear and grant a motion to dismiss and/or for summary judgment, applying the standards governing such motions under the Federal Rules of

Civil Procedure. Each party shall have the right to subpoena witnesses and documents for the arbitration hearing. A court reporter shall record all arbitration proceedings.

         With respect to any Claim brought to arbitration hereunder, either party may be entitled to recover whatever damages would otherwise be available to that party in any legal proceeding based upon the federal and/or state law applicable to the matter and as specified by Section 13. The decision of the arbitrator may be entered and enforced in any court of competent jurisdiction by either the Company or Employee. Each party shall pay the fees of their respective attorneys (except as otherwise awarded by the arbitrator), the expenses of their witnesses and any other expenses connected with presenting their Claim or defense. Except as otherwise awarded by the arbitrator, other costs of the arbitration, including the fees of the Mediator, the arbitrator, the cost of any record or transcript of the arbitration, administrative fees, and other fees and costs, shall be borne equally by the parties, one-half by Employee, on the one hand, and one-half by the Company, on the other hand. Should Employee or the Company pursue any dispute or matter covered by this Section by any method other than said arbitration, the responding party shall be entitled to recover from the other party all damages, costs, expenses, and attorneys' fees incurred ,is a result of such action. The provisions contained in this Section 14 shall survive the termination and/or expiration of this Agreement.

          The parties indicate their acceptance of the foregoing arbitration requirement by initialing below:


          ___________________                            ___________________
           For the Company                                    Employee

         15. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof,

         16. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, if any, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof.

         17. The headings of Sections herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

         18. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         19. Definitions. For purposes of this Agreement, the following terms shall have the following meanings:


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



                  a. "Accrued Compensation,, shall mean an amount which shall include all amounts earned or accrued through the Termination Date but not paid as of the Termination Date including (i) base salary, (ii) reimbursement for reasonable and necessary expenses incurred by the Employee oil behalf of the Company during the period ending on the Termination Date, and (iii) bonuses and incentive compensation.

                  b. "Act" shall mean the Securities Act of 1933, as amended.

                  c. "Base Amount" shall mean the greater of the Employee's annual base salary (i) at the rate in effect on the Termination Date or (ii) at the highest rate in effect at any time during the 90-day period prior to the Change in Control, and shall include all amounts of his base salary that are deferred under the qualified and non-qualified employee benefit plans of the Company or any other agreement or arrangement.

                  d. "Board" shall have the meaning set forth in the recitals.

                  e. "Bonus Amount" shall mean the greater of (i) the most recent annual bonus paid or payable to the Employee, or, if greater, the annual bonus paid or payable for the full fiscal year ended prior to the fiscal year during which a Change in Control occurred or (ii) the average of the annual bonuses paid or payable during the three full fiscal years ended prior to the Termination Date or, if greater, the three full fiscal years ended prior to the Change in Control (or, in each case, such lesser period for which annual bonuses were paid or payable to the Employee).

                  f. The termination of the Employee's employment shall be for "Cause" if it is a result of:

                  (i) any act that (A) constitutes, on (be part of the Employee, fraud, dishonesty, malfeasance of duty, or conduct inappropriate to the Employee's office, and (B) is demonstrably likely to lead to material injury to the Company or resulted or was intended to result in direct or indirect gain to or personal enrichment of the Employee; or

                  (ii) the conviction (from which no appeal may be or is timely taken) of the Employee of a felony; or

                  (iii) Employee's failure to perform his job duties to the
              satisfaction of the President;

                  provided, however, that in the case of clause (i) above, such conduct shall not constitute Cause:

                  (x) unless (A) there shall have been delivered to the Employee a written notice setting forth with specificity the reasons that the President believes the Employee's conduct constitutes the criteria set forth in clause (i), (B) the Employee



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

          shall have been provided the opportunity to be heard in person by the President (with the assistance of the Employee's counsel if the Employee so desires); or

                           (y) if such conduct (A) was believed by the Employee in good faith to have been in or not opposed to the interests of the Company, and (B) was not intended to and did not result in the direct or indirect gain to or personal enrichment of the Employee.

Provided further, in order for the Company to terminate Employee's employment pursuant to clause (iii) above, the Company must first give Employee written notice of such Cause and thirty (30) days to cure such Cause.

                  g. A "Change in Control" shall mean the occurrence during the Term of any of the following events:

                  (i) An acquisition (other than directly from the Company) of any voting securities of the Company (the "Voting Securities") by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934 (the " 1934 Act")) immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 50% or more of the combined voting power of the Company's then outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred, Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (1) an employee benefit plan (or a trust forming a part thereof) maintained by (x) the Company or (y) any corporation or other Person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company (a "Subsidiary"), (2) the Company or any Subsidiary, or (3) any Person in connection with a "Non-Control Transaction" (as hereinafter defined).

                  (ii) The individuals who, as of the date of this Agreement, are members of the Board (the "Incumbent Board") cease for any reason to constitute at least two-thirds of the Board; provided, however, that if the election, or nomination for election by the Company's stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes or this Agreement, be considered as a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board 01 "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

                  (iii) Approval by stockholders of the Company of:

                                    (A)     (1)       A merger, consolidation or
                                                     reorganization involving
                                                     the Company, unless

                                            (x)      the stockholders of the
                                                     Company, immediately before
                                                     such merger, consolidation
                                                     or reorganization, own,
                                                     directly or indirectly,
                                                     immediately following such
                                                     merger, consolidation or
                                                     reorganization, at least
                                                     two-thirds of the combined
                                                     voting power of the
                                                     outstanding voting
                                                     securities of the
                                                     corporation resulting from
                                                     such merger or
                                                     consolidation or
                                                     reorganization (the
                                                     "Surviving Corporation") in
                                                     substantially the same
                                                     proportion as their
                                                     ownership of the Voting
                                                     Securities immediately Wore
                                                     such merger, consolidation
                                                     or reorganization, and

                                            (y)      the individuals who were
                                                     members of the Incumbent
                                                     Board immediately prior to
                                                     the execution of the
                                                     agreement providing for
                                                     such merger, consolidation
                                                     or reorganization
                                                     constitute at least
                                                     two-thirds of the members
                                                     of the board of directors
                                                     of the Surviving
                                                     Corporation;

                                            (A transaction described in clauses
                                            (x) and (y) shall herein be referred
                                            to as a "Non-Control Transaction").

                  (iv) Notwithstanding anything contained in this Agreement to the contrary, if the Employee's employment is terminated prior to a Change in Control and the Employee reasonably demonstrates that such termination (A) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control and who effectuates a Change in Control (a "Third Party") or (B) otherwise occurred in connection with, or in anticipation of, a Change in Control which actually occurs, then for all purposes of this Agreement, the date of a Change in Control with respect to the Employee shall mean the date immediately prior to the (late of such termination of the Employee's employment.

                  h. "Disability" shall mean, subject to applicable state and federal laws, a physical or mental infirmity which impairs the Employee's ability to substantially perform his duties with the Company for a period of 180 consecutive days, as determined by an independent physician selected with the approval of both the Company and the Employee.

                  i. "Notice of Termination" shall mean a written notice of termination from the Company or the Employee which specifics an effective date of termination, indicates the specific termination provision in this Agreement relied upon, and sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated.

                  j. "Successors and Assigns" shall mean a corporation or other entity acquiring all or substantially all the assets and business of the Company (including this Agreement), whether by operation of law or otherwise.

                  k. "Termination Date" shall mean, in the case of the Employee's death, his date of death, and in all other cases, the date specified in the Notice of Termination.

                  l. "Trade Secrets" shall mean any information, including but not limited to technical or non-technical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, information on customers, or a list of actual or potential customers or suppliers, which: (i) derives economic value, actual or potential, from not being generally known to, and not being, readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and its seal to be affixed hereunto by its officers thereunto duly authorized, and the Employee has signed and scaled this Agreement, effective as of the date first above written.

                                        TOWNE SERVICES, INC.

ATTEST:

By:      /s/ Chez Echeverri                      By:      /s/ G. Lynn Boggs
   -------------------------------------            -----------------------
         Name: Chez Echeverri                      Name: G. Lynn Boggs
         Title: Assistant Secretary                Title: Chairman / CEO

(CORPORATE SEAL)                        EMPLOYEE

                                                 /s/ Randall S. Vosler
                                        ------------------------------
                                        RANDALL S.  VOSLER







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